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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-K
                                CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported):   December 9, 1998


                       CHANTAL PHARMACEUTICAL CORPORATION
           (Exact name of the Registrant as specified in its charter)



(State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer
incorporation or organization)                               Identification No.)

          DELAWARE                       000-13304                222276346


5757 W. CENTURY BLVD., SUITE 700, LOS ANGELES, CALIFORNIA             90045
(Address of the Registrant's principal executive offices)           (Zip Code)

Registrant's telephone number, including area code:  (310) 574-5588


                                     None.
          (Former name or former address, if changed since last report.)

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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     The Registrant terminated the engagement of Singer Lewak Greenbaum & Goldstein LLP ("SLGG") on December 10, 1998 based on the inability of Registrant and SLGG to agree on the amount of fees required for the work requested by Registrant.

     SLGG has not prepared any reports on any of the Registrant's financial statements.

     The Registrant's Board of Directors did not recommend a change in accountants.

     During the Registrant's two most recent fiscal years and any subsequent interim period preceding SLGG's dismissal, there were no disagreements with SLGG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, which disagreement(s) if not resolved to the satisfaction of SLGG, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

     During the Registrant's two most recent fiscal years and any subsequent interim period preceding SLGG's dismissal, none of the events referred to in
Item 304(a)(1)(v) of Regulation S-K has occurred.

     The Registrant's newly engaged independent accountants are Stonefield Josephson, Inc. ("SJI"). SJI was engaged by the Registrant on December 9, 1998. During the Registrant's two most recent fiscal years and any subsequent interim period prior to the engagement of SJI, neither the Registrant nor anyone on its behalf consulted SJI regarding the matters referred to in Item 304(a)(2) of Regulation S-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 1  --  Letter dated January 14, 1999 from SLGG to the Securities and
               Exchange Commission.

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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       CHANTAL PHARMACEUTICAL CORPORATION



Date:  January 14, 1999                By: /s/ Charles P. Scalzo
                                          ------------------------------
                                          Charles P. Scalzo
                                          Chief Financial Officer









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                                  EXHIBIT INDEX


Exhibit                                                         Sequential
  No.                      Exhibit                               Page No.
-------                    -------                              ----------
  1.      Letter, dated as of January 14, 1999, from Singer          5
          Lewak Greenbaum & Goldstein, LLP to the Commission stating whether it agrees with the statements made by the Registrant in response to Item 304(a) of Regulation S-K.
















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